Contact: Robert E. Rout
Senior Executive Vice President,
Chief Financial Officer and Secretary
724-465-1487

TO BE RELEASED:

9:00 a.m., Tuesday, July 18, 2006

S&T Bancorp, Inc. Announces Earnings

Indiana, Pennsylvania, S&T Bancorp, Inc. - (NASDAQ:STBA) today announced net income of $11.2 million or $0.43 diluted earnings per share for the second quarter of 2006, compared to $15.5 million net income and $0.58 diluted earnings per share for the second quarter ended June 30, 2005.

For the six months ended June 30, 2006, net income totaled $25.5 million, and diluted earnings per share was $0.97, as compared to $29.3 million of net income and $1.09 diluted earnings per share for the six months ended June 30, 2005, representing a 13 percent and an 11 percent decrease, respectively.

Annualized return on average equity for the six months ended June 30, 2006 was 14.62 percent as compared to 16.86 percent in the year ago period and 16.57 percent for the full year 2005. Year-to-date annualized return on average assets through June 30, 2006 was 1.58 percent compared with 1.95 percent in the first half of 2005 and 1.90 percent for the full year 2005.

James C. Miller, chairman and chief executive officer, commented, "The primary cause of our disappointing earnings performance this quarter was the addition of $5.7 million to the provision for loan loss related to the deterioration in the credit quality of three commercial loan relationships. The loan loss provision expense for the quarter ending June 30, 2006 is $4.2 million higher than the $1.5 million we experienced for the first quarter of this year and $6.0 million more than the $0.3 million negative provision to the loan loss reserve during the second quarter of 2005. While our list of impaired and watch-list loans remains very manageable, we did see some significant deterioration in a few weaker credits. In addition, we recorded a $0.7 million expense to charge-down the value of a commercial property that had been acquired through foreclosure in the fourth quarter of 2005 based upon current market and property conditions."

Nonperforming assets totaled $24.5 million or 0.74 percent of total assets at June 30, 2006 as compared to $16.1 million or 0.50 percent at March 31, 2006 and $14.9 million or 0.47 percent at December 31, 2005. Net loan charge-offs for the first six months of 2006 were $5.2 million or 0.41 percent of average loans on an annualized basis compared to $0.3 million or 0.02 percent for the first six months of 2005.

The allowance for loan losses at June 30, 2006 was $38.6 million or 1.47 percent of total loans, as compared to $37.4 million or 1.47 percent at March 31, 2006 and $36.6 million or 1.47 percent at December 31, 2005. Included in the allowance for loan losses at June 30, 2006 is $9.7 million of specific reserves for impaired loans, the majority of which is associated with one commercial loan relationship. For the six months ended June 30, 2006, the provision for loan losses was $7.2 million as compared to $0.5 million for the six months ended June 30, 2005. The provision, which is based upon management's detailed quarterly analysis of the adequacy of the allowance for loan losses, is directionally consistent with the decline in asset quality and the increase in net charge-offs and nonaccrual loans.

Net interest income on a fully taxable equivalent basis for the second quarter of 2006 was $29.2 million, a decrease of $0.1 million or 1 percent, as compared to $29.3 million for the same period of 2005. Net interest income on a fully taxable equivalent basis for the six months ended June 30, 2006 was $58.4 million, a $0.7 million or 1 percent increase, compared to $57.7 million for the six months ended June 30, 2005. The net interest margin, on a fully taxable equivalent basis for 2006, was 3.82 percent, 3.93 percent and 3.88 percent for the second quarter, first quarter and six months ended June 30, respectively. For the same periods in 2005, the net interest margin was 4.10 percent, 4.08 percent and 4.09 percent, respectively. Also affecting net interest income is a $0.5 million and a $0.7 million increase in delinquent interest reversals for the three-month and six-month periods ending June 30, 2006, respectively.

Earning assets have increased $179.0 million over the past 12 months, primarily driven by a $168.5 million or 9 percent increase in commercial lending and a $65.3 million or 12 percent increase in consumer lending. Investment securities were reduced over the same 12 month period by $54.6 million as the risk reward opportunities for leveraging activities have been significantly reduced by a flat yield curve. Deposits increased $288.7 million or 13 percent over the same period.

Miller stated, "Our relationship banking strategy continues to be the driving force behind our growth. Providing ancillary services to our commercial customers, such as wealth management, cash management, insurance and retail-related products, has contributed to significant improvements in noninterest revenues. Continuing to expand core deposit funding for our commercial lending growth also is an important component of that strategy."

During the past 12 months, S&T has opened new or expanded existing branch facilities in the Armstrong, Blair, Butler and Westmoreland County markets. Several new facilities are also planned for the upcoming year.

Noninterest revenue, excluding investment security gains, increased 12 percent or $2.0 million to $17.8 million for the six-month period ended June 30, 2006, as compared to $15.8 million for the same year ago period, due to revenue increases in retail services, wealth management, insurance, letters of credit and debit/credit card activities.

Net equity investment security gains for the first half of 2006 were $3.1 million, a $0.6 million increase from the same period of 2005 due to more market opportunities this period. The equity securities portfolio has a market value of $58.5 million and net unrealized gains of $17.8 million as of June 30, 2006, as compared to $67.6 million and $20.9 million, respectively, at June 30, 2005.

Noninterest expense increased $2.6 million or 8 percent to $34.2 million for the first six months of 2006, as compared to $31.6 million for the 2005 period. Part of the increase is staff related as a result of the effect of year-end merit increases, the addition of 21 full-time equivalent staff to implement new strategic initiatives and staff retail facilities, higher commission payments on wealth management and insurance sales, and $0.4 million related to the adoption of Financial Accounting Standards Board Statement No. 123(R), "Share-Based Payment." Occupancy and equipment expense decreased $0.2 million during the six-month period as a result of several facility restructurings and additions that occurred during the first half of 2005. Also affecting noninterest expense during 2006 is a $0.5 million donation made to the S&T Charitable Foundation and a $0.7 million charge-down on the aforementioned commercial property acquired through foreclosure. The efficiency ratio, which measures noninterest expense to noninterest income, excluding security gains, plus net interest income on a fully taxable equivalent basis, was 45 percent and 43 percent for the six-month periods ended June 30, 2006 and June 30, 2005, respectively.

S&T Bancorp, Inc. declared a common stock quarterly dividend of $0.29 per share on June 19, 2006 which is payable on July 25, 2006 to shareholders of record as of June 30, 2006. This dividend represents a 3.6 percent increase over the $0.28 per share quarterly dividend declared a year ago and a 3.5 percent projected annual yield utilizing the June 30, 2006 closing market price of $33.23. The S&T Bancorp, Inc. Board of Directors also authorized stock buyback programs in 2005 and 2006 of 1 million shares, or approximately 4 percent of shares outstanding in each year. During 2005, S&T repurchased 660,400 shares through this program at an average cost of $35.09 per share. During 2006, S&T has repurchased 604,000 shares at an average price of $35.51.

Headquartered in Indiana, Pa., S&T Bancorp, Inc. operates 50 offices within Allegheny, Armstrong, Blair, Butler, Cambria, Clarion, Clearfield, Indiana, Jefferson and Westmoreland counties. With assets of $3.3 billion, S&T Bancorp, Inc. stock trades on the NASDAQ Global Select Market under the symbol STBA.

This information may contain forward-looking statements regarding future financial performance which are not historical facts and which involve risks and uncertainties. Actual results and performance could differ materially from those anticipated by these forward-looking statements. Factors that could cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, asset quality, including real estate and other collateral values, and competition. This information should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K for S&T Bancorp, Inc. and subsidiaries.